                                                                    EXHIBIT 10.7

                   OFFICER SEVERANCE AND PUT RIGHT AGREEMENT

     This Officer Severance and Put Right Agreement ("Agreement") is made and entered into as of this 1st day of August, 2000, by and between Pure Resources, Inc., a Delaware corporation (the "Company"), and George G. Staley, an individual currently residing in Midland, Texas ("Officer").

                                   RECITALS
                                   --------

     The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to assure that the Company will have the continued dedication of Officer, notwithstanding the consummation as of 11:58 p.m. Central time on May 25, 2000 (the "Effective Time") of the transactions contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), dated December 13, 1999, among Union Oil Company of California, the Company, TRH, Inc. and Titan Exploration, Inc. and the possibility, threat or occurrence of a Company Change of Control or a Unocal Change of Control (each as defined below). The Board believes it is imperative to diminish the inevitable distraction of Officer by virtue of the personal uncertainties and risks created by a pending or threatened Company Change of Control or Unocal Change of Control, to encourage Officer's full attention and dedication to the Company currently and in the event of any threatened or pending Company Change of Control or Unocal Change of Control, and to provide Officer with compensation and benefit arrangements upon a Company Change of Control or Unocal Change of Control which ensures that such compensation and benefits are competitive with other corporations.

                                   AGREEMENT
                                   ---------

     Now, therefore, in consideration of Officer's continued employment by the Company or an affiliate of the Company, as well as the promises, covenants and obligations contained herein, the Company and Officer agree as follows:

     1.   Severance and Other Benefits.
          ----------------------------

          (a)  Severance Payment. Upon the occurrence of a Termination Event (as
               -----------------
     defined in Section 3):

               (i) within 30 days following such Termination Event, upon Officer's execution of a General Release materially in the form attached hereto as Exhibit A (the "General Release"), the Company or its successor (or an affiliate of the Company or any successor thereto) shall pay Officer an amount equal to Officer's Annual Base Salary (as defined in Section 3) multiplied by 2.0, payable as a lump sum cash payment;

               (ii) if Officer was participating in a life insurance and/or disability benefit plan maintained by an Employer as of his or her Termination Date, such coverage will be continued at the same cost, if any, charged to similarly situated active employees under such plans for a period of eighteen months following the Termination Date or, if earlier, the date as of which Officer obtains other employment. Officer shall immediately notify the Company upon obtaining other employment;

               (iii) if Officer was participating in a hospital, surgical, medical or dental benefit plan maintained by an Employer as of his or her Termination Date and if Officer elects to continue such coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Officer will be reimbursed the premiums paid to continue such coverage under

          COBRA until the date as of which Officer obtains other employment. Officer shall immediately notify the Company upon obtaining other employment;

               (iv) all restricted stock, options or other rights with respect to equity interests in the Company and/or its affiliates granted to Officer on or before such Termination Date shall immediately vest as of the Termination Date; and

               (v) the Company or any successor thereto (or an affiliate of the Company or any successor thereto) shall take all such action as may be necessary or appropriate to amend any option to purchase the Company's common stock held by Officer to provide that such option will not terminate as a result of or in connection with Officer's termination of employment with the Company or any successor thereto (or an affiliate of the Company or any successor thereto), but may continue to be exercised following such termination of employment until the date on which such options otherwise would expire.

     2.   Put Right.
          ---------

     (a) Upon the occurrence of a Put Event, Officer shall have the option (the "Put Option"), exercisable at any time before the 90th day after the Put Event, to sell to the Company all or part (in each case, subject to Section 2(e)) of his Continuing Company Shares at a price calculated in accordance with the provisions of Section 2(d); provided, however, that if Officer fails to exercise such Put Option (other than with respect to a Put Event described in clause
(iii) of the definition of Put Event) or exercises such Put Option for less than all of his Continuing Company Shares, Officer shall not have the right to require the Company to purchase any shares upon the occurrence of any future Put Event. If Officer exercises the Put Option within the specified period by giving notice (the "Put Notice") to the Company of his or her election to do so (the date such notice is given is the "Put Date"), the Company shall be required to purchase all (but, subject to Section 2(e), not less than all) of the Continuing Company Shares specified by Officer in the Put Notice (which may include Continuing Company Shares owned by Officer as of the Put Date and/or Continuing Company Shares to be acquired by the Officer pursuant to option exercises after the Put Date but on or before the Put Closing), such purchase to be effected in the manner, upon the terms and for the consideration set forth hereafter. In the event of Officer's death, Officer's heirs or beneficiaries shall have the right to exercise the Put Option described above.

     (b) The consummation of any purchase required under this Section 2 shall be held at a "Put Closing", and the time and date upon which the Put Closing shall take place shall constitute the "Put Closing Date". The Put Closing shall be held at the principal office of the Company on the date designated by Officer in the Put Notice or on such other date as shall be mutually agreed upon in writing by the Company and Officer; provided, however, that the Put Closing Date shall not be more than 30 days (or a period of such additional length as reasonably necessary to complete the additional valuations contemplated in the definition of Net Asset Value) nor less than three days after the delivery of the Put Notice. In addition to providing the Put Closing Date, the Put Notice shall set forth the number of shares to be purchased by the Company and the Purchase Price (as defined below).

     (c) At the Put Closing, Officer shall present to the Company all share certificates or option agreements for Continuing Company Shares required to be purchased, duly endorsed in blank and in proper form for transfer, or with separate stock powers attached, duly endorsed in blank and in proper form for transfer, free and clear of any encumbrances. At the Put Closing, the Company, upon receipt of a conforming tender from Officer, shall tender full payment of the Purchase Price in immediately available funds by confirmed wire transfer to a bank account to be designated by Officer (such designation to occur no later than the second business day prior to the Put Closing Date).

     (d) The total purchase price (the "Purchase Price") for all the shares of Common Stock to be purchased pursuant to this Section 2 shall be equal to the number of shares of Continuing Company Shares held by, or issuable to, Officer which are subject to the Put Closing multiplied by the Price Per Share. The "Price Per Share" shall be equal to the Net Asset Value divided by the Fully-Diluted Outstanding Share Amount, each determined as of the Put Date.

     (e) If the Company is unable to consummate any desired purchase of Continuing Company Shares pursuant to the terms of this Agreement because of limitations contained in the Delaware Business Corporation Act (or a successor statute thereof) or other applicable law, the Company agrees to use its best efforts to take all such action as may be available to place the Company in a position to carry out any required purchase under this Agreement. If the Company, after the taking of any action by it as contemplated in the immediately preceding sentence, is unable to consummate the purchase of all the shares of Officer's Continuing Company Shares as required, the Company shall purchase at the applicable price all shares of Continuing Company Shares that the Company shall then be authorized to purchase under the provisions of applicable law, and shall purchase the remainder of such shares as soon thereafter as possible at the applicable price, plus accrued interest on such purchase price at the floating prime borrowing rate specified by the lead bank on the Company's principal revolving credit facility or, if there is no such bank, a comparable prime rate selected in good faith by the Board of Directors.

     3.   Definitions.
          -----------

          (a) "Annual Base Salary," as determined on the Termination Date shall be equal to the sum of (i) the annual base salary payable to Officer by the Company or any successor thereto (or any affiliate of the Company or a successor thereto) as of the Termination Date plus (ii) an amount equal to the greater of (A) the bonus earned by Officer for the calendar year immediately preceding the Termination Date or (B) the average annual bonus earned by Officer during the three calendar years immediately preceding the Termination Date.

          (b) "Cause" as used herein with respect to Officer's termination of employment shall include any of the following: (A) Officer's conviction of, or plea of nolo contendere to, any felony of theft, fraud, embezzlement or violent crime causing substantial harm to the Company or its affiliates;
     (B) the willful and continued failure by Officer to substantially perform Officer's duties with the Company (or an affiliate of the Company or any successor thereto) (other than such failure resulting from Officer's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Officer by the Chief Executive Officer of the Company and the Board, which specifically identifies the manner in which the Chief Executive Officer and the Board believes that Officer has not substantially performed Officer's duties or (C) the willful engaging by Officer in misconduct which is materially injurious to the interests of the Company or any successor thereto (or any affiliate of the Company or a successor thereto). For purposes of this Section, no act, or failure to act, on Officer's part shall be considered "willful" unless done, or omitted to be done, by Officer not in good faith and without reasonable belief that Officer's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Officer shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Officer a copy of a notice of termination from the Chief Executive Officer of the Company and the Board, after (x) reasonable notice to Officer, (y) an opportunity for Officer, together with Officer's counsel (the reasonable fees of which the Company shall pay promptly as incurred), to be heard before the Board, finding that, in the good faith opinion of the Board, Officer was guilty of conduct set forth above in clauses (A), (B) or (C) of the first sentence of this Subsection and specifying the particulars thereof in detail, and (z) in the case of conduct set forth in clauses (B) and (C), a period of not less than 60 days to remedy same.

          (c) "Common Stock" means the common stock, par value $.01 per share, of the Company.

          (d) A "Company Change of Control" shall be deemed to have occurred for purposes of this Agreement if:

               (i) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Company Incumbent Board") cease for any reason to constitute at least 40% of such Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Company Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Company Incumbent Board;

               (ii) the stockholders of the Company approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own voting securities representing more than 40% of the Voting Securities of the reorganized, merged or consolidated company;

               (iii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity;

               (iv)  the Company adopts a plan of dissolution or liquidation; or

               (v) any "person," as that term is defined in Section 3(a)(9) of the Exchange Act (other than Union Oil or any affiliate thereof and other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 40% or more of either the then outstanding shares of Common Stock or the Voting Securities of the Company.

          (e) "Continuing Company Shares" means 461,076 shares of Common Stock, being the shares resulting from the conversion in TRH, Inc.'s merger with Titan of shares of Titan common stock owned by Officer as of December 1, 1999, plus any shares of Common Stock acquired by Officer pursuant to the exercise of any stock options previously or hereafter granted to Officer pursuant to any stock option or similar stock incentive plan of the Company.

          (f) "Disability" means if, as a result of Officer's incapacity due to physical or mental illness, Officer shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month period) shall not have returned to the performance of his duties hereunder on a full-time basis.

          (g) "Fully-Diluted Outstanding Share Amount" means that number of shares of Common Stock that would be issued and outstanding after taking into account the conversion or exchange of all issued and outstanding securities of the Company or any of its affiliates which are convertible or exchangeable into Common Stock.

          (h) "Net Asset Value" means (A) 110% of the following amount: (1) the net equity ownership in the proved reserves of the Company, calculated using the average of the three-year strip price for the 120 days prior to the Put Date (NYMEX less applicable differentials) at a 10% discount rate and reflecting any increase or decrease resulting from hedges in place, plus (2) the proved reserves not included within the terms of the preceding clause (1), calculated as in clause (1), attributable to the Company's net equity interest in any corporation, partnership, limited liability company or other entity (including the Company's net equity interest in proved reserves resulting from any promoted interest, back-in after payout or other carried or increasing interest in such entities) as of the Put Date; less (B) the funded debt, including bank debt and senior and subordinated debt securities issued pursuant to indentures of the Company, as of the Put Date; and less (C) such funded debt attributable to the Company's net equity interest in each corporation, partnership, limited liability company or other entity referred to in clause (A)(1), as of the Put Date. In no event shall "Net Asset Value" include the value of public securities, purchased by the Company in the open market, of issuers in which the Company has no control or board representation. For purposes of valuing the proved reserves of the Company, such proved reserves shall be determined at the sole discretion of the Board of Directors (the"First Valuation"); provided, however, that, if the First Valuation is not acceptable to Officer, he may request a second valuation to be performed at his cost by a third party, independent engineering firm (the "Second Valuation"); provided further, if the Second Valuation is not acceptable to the Company, the Officer and the Company shall select another third party firm to perform a final valuation (the "Final Valuation") and the cost of the Final Valuation shall be shared equally by the Company and the Officer. If the Final Valuation exceeds the Second Valuation, the Second Valuation shall be used in determining Net Asset Value. If the First Valuation exceeds the Final Valuation, the First Valuation shall be used in determining Net Asset Value. If the Final Valuation is between the First Valuation and the Second Valuation, an average of all three shall be used in determining Net Asset Value.

          (i)  "Put Event" means any of the following:

               (i) termination of Officer's employment by the Company or any successor thereto (or an affiliate of the Company or any successor thereto) without Cause (as defined in this Agreement);

               (ii) termination of Officer's employment with the Company or any successor thereto (or an affiliate of the Company or any successor thereto) for any reason on or after the third anniversary of the date of this Agreement;

               (iii) occurrence of a Company Change of Control or a Unocal Change of Control;

               (iv) the death or Disability (as defined in this Agreement) of Officer;

               (v) the termination by Officer of his or her employment with the Company or any successor thereto (or an affiliate of the Company or any successor thereto) for Good Reason (as defined in this Agreement); or

               (vi) Union Oil, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 85% or more of either the then outstanding shares of common stock of the Company or the Voting Securities of the Company.

     Notwithstanding the foregoing, no Put Event shall be deemed to have occurred at any time if prior to such time, and before the third anniversary of the date of this Agreement, (i) the Officer's employment has been terminated by the Company or any successor thereto (or any affiliate of the Company or any successor thereto) for Cause or (ii) Officer has voluntarily terminated his or her employment with the Company or any successor thereto (or any affiliate of the Company or any successor thereto) other than for Good Reason.

          (j) The "Termination Date" shall mean the date of the termination of Officer's employment in connection with a Termination Event.

          (k)  A "Termination Event" shall be deemed to have occurred if:

               (i)  at any time:

                    (A) the Company or any successor thereto (or an affiliate of the Company or any successor thereto) shall terminate Officer's employment for any reason other than for Cause; or

                    (B) Officer shall voluntarily terminate his or her
               employment with the Company or any successor thereto (or an affiliate of the Company or any successor thereto) for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean any of the following (without Officer's express written consent):

                        (1) A material change in the nature or scope of
                    Officer's duties or responsibilities from those engaged in by Officer immediately prior to the date of this Agreement, unless such change is approved by Jack Hightower in his capacity, as of the date of such change, as Chairman of the Board and chief executive officer of the Company;

                        (2) Any removal of Officer from, or any failure to
                    reelect or to reappoint Officer to, the office of Executive Vice President;

                        (3) A reduction in Officer's annual base salary from
                    that provided to him or her immediately prior to the date of this Agreement, unless (x) such reduction is part of an annual base salary reduction that applies to all officers of the Company and (y) such reduction is equal or less than, on a percentage basis, to the percentage reduction in annual base salary of each of the other officers of the Company;

                         (4) A material diminution in Officer's eligibility to participate in or in the benefits provided to Officer under any bonus, stock option or other incentive compensation plans or employee welfare and pension benefit plans (including medical, dental, life insurance, retirement and long-term disability plans) from that provided to him or her immediately prior to the date of this Agreement;

                         (5) Any required relocation of Officer outside of Texas (including any required business travel in excess of the greater of 90 days per year or the level of business travel of Officer for the year prior to the date of this Agreement);

                         (6) Officer and the Company, or any successor thereto, shall fail to reach an agreement on or prior to the date of closing of a transaction that constitutes a Company Change of Control or Unocal Change of Control as to the terms of Officer's employment following such Change of Control, which terms are acceptable to Officer in his or her sole discretion; or

                         (7) Union Oil, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 85% or more of either the then outstanding shares of common stock of the Company or the Voting Securities of the Company.

          (l) "Titan" means Titan Exploration, Inc., a Delaware corporation, or any successor thereto.

          (m) "Union Oil" means Union Oil Company of California, a California corporation.

          (n) "Unocal" means Unocal Corporation, a Delaware corporation.

          (o) A "Unocal Change of Control" shall be deemed to have occurred for purposes of this Agreement if:

              (i) individuals who, as of the date hereof, constitute the Board of Directors of Unocal (the "Unocal Incumbent Board") cease for any reason to constitute at least 50% of such Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Unocal was approved by a vote of at least a majority of the directors then comprising Unocal Incumbent

          Board shall be, for purposes of this Agreement, considered as though such person were a member of Unocal Incumbent Board;

               (ii) the stockholders of Unocal approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Unocal immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own voting securities representing more than 50% of the Voting Securities of the reorganized, merged or consolidated company;

               (iii) Unocal sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity;

               (iv)  Unocal adopts a plan of liquidation or dissolution; or

               (v) any "person," as that term is defined in Section 3(a)(9) of the Exchange Act (other than Unocal, any of its subsidiaries, any employee benefit plan of Unocal or any of its subsidiaries, or any entity organized, appointed or established by Unocal for or pursuant to the terms of such a plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Unocal representing in the aggregate 50% or more of either the then outstanding shares of common stock of Unocal or the Voting Securities of Unocal.

          (p) "Voting Securities" means the combined voting power entitled to vote generally in the election of directors.

     4.   Gross-Up Payment. Notwithstanding any provision in this Agreement to
          ----------------
the contrary, if it shall be determined that any payment, distribution or transfer of property or rights thereto by the Company or any successor thereto (or an affiliate of the Company or any successor thereto) to or for the benefit of Officer (whether paid, payable, distributed, distributable, transferred or transferable pursuant to the terms of this Agreement or otherwise, including but not limited to the acceleration of vesting of stock options), but determined without regard to any additional payments required pursuant to this Section 4 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by Officer with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then the Officer shall be entitled to receive an additional payment from the Company or its successor (or an affiliate of the Company or any successor thereto) (a "Gross-Up Payment") in an amount such that after payment by Officer of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Officer retains an amount of Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The intent of this
Section 4 is that Officer will retain, on an after-tax basis, the identical amount Officer would have received had no Excise Tax been assessed.

     5.   Notices. For purposes of this Agreement, notices and all other
          -------
communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company to:         Pure Resources, Inc.
                                   Attention: Chief Executive Officer
                                   500 West Texas, Suite 200
                                   Midland, Texas 79701


     If to Officer to:             George Staley
                                   500 West Texas, Suite 200
                                   Midland, Texas 79701


or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     6.   Applicable Law. This contract is entered into under, and shall be
          --------------
governed for all purposes by, the laws of the State of Texas.

     7.   Severability. If a court of competent jurisdiction determines that any
          ------------
provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

     8.   Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     9.   Withholding. The Company or any affiliate of the Company employing
          -----------
Officer shall withhold from any amount payable to Officer pursuant to this Agreement or from other remuneration payable to Officer, and shall remit to the appropriate governmental authority if required by applicable law, any income, employment or other tax such entity is required by applicable law to so withhold from and remit on behalf of Officer and any other amounts authorized in writing by Officer.

     10.  No Continued Employment and Effect of Agreement. This Agreement shall
          -----------------------------------------------
not enlarge or otherwise affect the terms of Officer's employment with the Company or its affiliate, and the Company or an affiliate employing Officer may terminate his or her employment as freely and with the same effect as if this Agreement had not been established. This Agreement is the sole and exclusive program of severance benefits provided to Officer. It is intended that any and all other representations, agreements or descriptions of similar benefits be superseded hereby with respect to Officer; provided, however, that nothing herein is intended to modify or affect in any way the terms of any written employment agreement signed between the Company and Officer. No oral or written representation or promise concerning severance or retention bonus pay which is inconsistent with the provisions of this Agreement shall have any force or effect.

     11.  Assignment.
          ----------

          (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in the remainder of this Section 11. Without limiting the foregoing, Officer's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by him or her will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 11 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Officer's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          (b) The Company may: (x) as long as it remains obligated with respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Officer performs services, in whole or in part; (y) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume all liabilities of the Company hereunder as fully as if it has been originally named the Company herein; but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

     12.  Modifications. This Agreement shall not be varied, altered, modified,
          -------------
canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


                                   PURE RESOURCES, INC.



                                   By: /s/ Jack Hightower
                                       -----------------------------------
                                       Name: Jack Hightower
                                             -----------------------------
                                       Title: Chairman, President, CEO
                                              ----------------------------


                                   OFFICER



                                   /s/ George Staley
                                   ---------------------------------------

                                                                       EXHIBIT A
                                                                       ---------

                           GENERAL RELEASE AGREEMENT
                           -------------------------

NOTICE: If you wish to accept the Severance Payment, you must return an executed copy of this form to the Company by the close of business on the thirtieth day after the Termination Event, as defined in the Officer Severance and Put Right Agreement between you and Pure Resources, Inc.

1. GENERAL RELEASE OF CLAIMS UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of the Severance Payment ("Payment") to be made to me under the Officer Severance and Put Right Agreement (the "Agreement"), I hereby release, acquit, and forever discharge (i) Pure Resources, Inc. and any parent, subsidiary, affiliated entity, successors or assigns (the "Company"), and (ii) the stockholders, officers, directors, employees, agents, representatives, and fiduciaries of the Company (collectively the "Released Parties"), from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them arising under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further in consideration of the Payment to be made to me under the Agreement, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

     I understand that I may revoke my acceptance of paragraph 1 of this General Release by so notifying the Company within seven days of the date I execute this General Release. I further understand that if I do not timely revoke my acceptance of paragraph 1, paragraph 1 of this General Release is final and binding, and I agree not to challenge its enforceability. If I do challenge its enforceability, I agree initially to tender to the Company the Payment made under the Agreement, and invite the Company to retain such money and agree with me to cancel this General Release. In the event the Company accepts my offer, the Company shall retain such money and paragraph 1 of this General Release will be void. In the event the Company does not accept my offer, the Company shall place such money in an escrow account pending the resolution of any dispute as to whether paragraph 1 of this General Release shall be set aside and/or otherwise rendered unenforceable.

2. GENERAL RELEASE OF CLAIMS OTHER THAN UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of the Payment to be made to me under the Agreement, I hereby release, acquit, and forever discharge (i) the Company, and (ii) the Released Parties, from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them connected in any way to the Agreement or any claim for benefits under the Agreement, or my employment, continuation of employment, or, if applicable, termination of employment with any of the Released Parties, or with any other act, conduct, or omission of any of the Released Parties, including but not limited to claims arising under any federal, state, or local laws relating to the employment relationship, other than claims, liabilities, demands, and causes of action under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further in consideration of the Payment to be made to me under the Agreement, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

3. NO RELEASE OF COMPANY'S OBLIGATION TO MAKE TAX GROSS-UP PAYMENT UNDER THE AGREEMENT. Any provision of this General Release to the contrary notwithstanding, my execution of this General Release does not constitute a release of the Company's obligation under the Agreement to make additional payments to me if it shall be determined that I am subject to additional excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of any payments made or benefits provided to me pursuant to the Agreement or otherwise in connection with a Change of Control (as defined in the Agreement).

     I understand that I may not revoke my acceptance of paragraph 2 of this General Release and that it is binding upon me whether or not I revoke my acceptance of paragraph 1 of this General Release.

     I have read and fully understand all of the provisions of this General Release. I acknowledge that none of the Released Parties has made any promise or representation to me in consideration for my agreement to execute this General Release that is not set out in this General Release, and that in executing this General Release I am not relying on any such promise or representation but instead am relying solely on my own judgment. I further acknowledge that my execution of this General Release is knowing and voluntary, that I have had a reasonable time to consider its terms, and that I have been advised to consult with an attorney about this General Release.



Date signed:___________________________      ________________________________
                                             Signature of Employee


Date signed:___________________________      ________________________________
                                             Witness

                                      -2-